Darryl Payne of Darryl Payne Films, Concerts, & Trust hereby grants a license to TV Channels Network Inc, on this Day of January 19, 2023 to all 26 Episodes of CBS TV The Judy Garland Show to TV Channels Network Inc, streaming services. The rights herein shall be for all video formats for a period of 6 years.

Darryl Payne of Darryl Payne Films, Concerts, & Trust shall work out additional financial terms for this license at a future date with TV Channels Network Board of Directors.

All rights shall revert back to Darryl Payne of Darryl Payne Films, Concerts, & Trust in the event of the following:

1.TV Channels Network Inc fails to go public on NASDAQ.

2.In the event of TV Channels Network becomes insolvent in any way.

3.TV Channels Network Inc is entering any type of bankruptcy.

4.Is assigned a receivership from a USA court and or any judge.

This agreement can be extended for an additional period if the terms are agreed to by both parties.

This agreement shall be construed according to the Laws of The State of Nevada.

Agreed & Accepted

/s/ Darryl Payne

Darryl Payne of Darryl Payne Films, Concerts, & Trust

Agreed & Accepted

/s/ Darryl Payne

TV Channels Network Inc,

CEO Darryl Payne